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                                                                    EXHIBIT 23.1

CONSENT OF KPMG LLP.



Consent of Independent Accountants

Board of Directors
JFAX.COM, Inc.

     We consent to the use of our reports incorporated by reference herein, with respect to JFAX.COM, INC. and SureTalk.com, and to the reference to our firm under the heading "Experts" in the prospectus.

                                            By: /s/ KPMG LLP
                                               -------------------------
                                               KPMG LLP

Los Angeles, California
September 15, 2000